Exhibit 23.1





             CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46874, 333-86785 and 333-59582) of Liquid
Audio, Inc. (currently known as L Q Corporation, Inc.) of our report dated December 23, 2005 with respect to the financial statements of Access Control Products Group (A Unit of Checkpoint Systems, Inc.) included in this Form 8-K for the years ended December 26, 2004 and December 28, 2003.

/s/ Rothstein Kass & Company, PC

Roseland, New Jersey
December 23, 2005